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                                                                  EXHIBIT 10.90

                       THIRD LEASE MODIFICATION AGREEMENT

     THIS THIRD LEASE MODIFICATION AGREEMENT, made this 30th day of August, 1999, between HARTZ MOUNTAIN INDUSTRIES, INC., a New York corporation, having an office at 400 Plaza Drive, P.O. Box 1411, Secaucus, New Jersey 07094 (hereinafter referred to as "Landlord") and BERNARD CHAUS, INC., a New York corporation having an office at 800 Secaucus Road, Secaucus, New Jersey 07094 (hereinafter referred to as "Tenant").

                                  WITNESSETH:

     WHEREAS, by Agreement of Lease dated March 26, 1984, as amended by Lease Modification Agreement dated March 15, 1994 and Second Lease Modification Agreement dated September 29, 1995 (collectively, the "Lease"), Landlord leased to Tenant and Tenant hired from Landlord approximately 206,000 square feet of ground floor space and approximately 70,000 square feet of mezzanine space located at 800 Secaucus Road in Secaucus, New Jersey;

     WHEREAS, the Expiration Date of the Lease is currently scheduled to occur on June 30, 2000; and

     WHEREAS, Tenant failed to exercise its option to extend the Term of the Lease; and

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                                                                  EXHIBIT 10.90

     WHEREAS, Landlord and Tenant have agreed to permit Tenant's continued lease and occupancy of the Premises beyond the current Expiration Date of the Lease on terms and conditions as are more fully set forth below.

     NOW, THEREFORE, for and in consideration of the Lease, the mutual covenants herein contained and the considerations set forth herein, the parties agree as follows:

     1. The parties agree that the Term of the Lease and Tenant's lease of the subject Premises shall continue beyond the current Expiration Date for a period of four (4) years commencing July 1, 2000 and continuing through June 30, 2004. Tenant acknowledges that its continued lease and occupancy of the Premises pursuant to the terms and conditions set forth herein does not constitute the exercise of any option to extend the Term provided for in the Lease.

     2. Commencing as of July 1, 2000 and continuing until June 30, 2004, the Fixed Rent shall be at an annual rate of Five and 90/100 Dollars ($5.90) per square foot multiplied by 206,000 square feet payable in monthly installments of $101,283.33.

     3. (A) Landlord agrees that if, at any time during the Term, the Building located at 105 Enterprise Avenue (the "105 Building") becomes available for lease (other than new leases negotiated with the existing tenant or extensions or renewals of leases with the existing Tenant), Landlord shall, provided Tenant is not in default of this Lease beyond any applicable grace or cure periods, first notify Tenant, in writing, of such availability, which notice shall set forth the rent, terms and other conditions upon which Landlord would be willing to lease the 105 Building to Tenant ("Landlord's Notice"). Tenant shall have a period of fifteen (15) business days following the giving of Landlord's Notice to notify Landlord, in writing, of its election to enter into a lease for the 105 Building upon the rent, terms and conditions set forth in Landlord's Notice. If Tenant shall notify Landlord in writing of its election to enter into such lease as tenant for the 105 Building within the said fifteen (15) business day period, Landlord shall deliver and Tenant shall execute a lease incorporating the rent, terms and conditions set forth in Landlord's Notice to Tenant with respect to the 105 Building. Time is of the essence with respect to Tenant's exercise of its rights hereunder.

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                                                                  EXHIBIT 10.90

          (B) If Tenant shall fail to notify Landlord in writing of its election to enter into such lease for the 105 Building within the fifteen (15) business day period referred to in subsection (A) hereof, then, subject to subparagraph (F) hereinbelow, the right granted to Tenant as set forth in subsection (A) of this section with respect to the 105 Building shall automatically terminate and come to and end.

          (C) If Tenant shall not elect to lease the 105 Building under the terms and conditions set forth in Landlord's Notice within the fifteen
          (15) business day period following Landlord's Notice then, subject to subparagraph (F) hereinbelow, Landlord may thereafter lease the 105 Building free of the restrictions herein stated;

          (D) The right granted Tenant under this Paragraph 3 shall terminate and become null and void upon the expiration or sooner termination of this Lease.

          (E) Reference is made to subparagraph 3(A) hereinabove. Landlord hereby agrees that the "terms and conditions upon which Landlord will be willing to lease the 105 Building to Tenant" shall be substantially similar (with the exception of the Rent) to the terms and conditions of the existing Lease.

          (F) Landlord hereby agrees that notwithstanding the fact that (i) Tenant elects not to lease the 105 Building as described in subparagraph 3(C) hereinabove, or (ii) Tenant fails to respond to Landlord's Notice within the fifteen (15) business day period as described in subparagraph 3(B) above, if, and only in the event Landlord determines that it shall lease 105 Building to a prospective tenant at a Fixed Rent which is less than ninety-five percent (95%) of the Fixed Rent offered to Tenant in Landlord's Notice (the "Lesser Fixed Rent"), then, Tenant shall once again be entitled to notice ("Landlord's Second Notice") of the availability of the 105 Building at the Lesser Fixed Rent in the same manner as in subparagraph 3(A) above; upon giving Tenant Landlord's Second Notice, the provisions of subparagraph 3(A), (B) and (C) above shall apply as if Landlord's Second Notice were Landlord's Notice, provided, however, the time periods in each instance shall be reduced to five (5) business days.

     4. The Option to Extend the Term contained in Paragraph 9 of the Second Lease Modification Agreement is hereby deleted.

     5. Except as provided herein, all of the terms and conditions of the Lease, as amended above are in full force and effect and are confirmed as if fully set forth herein.

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                                                                  EXHIBIT 10.90

     IN WITNESS WHEREOF, the parties hereto have caused this Lease Modification Agreement to be duly executed as of the day and year of first above written.


                                   HARTZ MOUNTAIN INDUSTRIES, INC.
                                               ("Landlord")


                              By:  /s/ Irwin A. Horowitz
                                   --------------------------------------
                                       Irwin A. Horowitz
                                       Executive Vice President

                                   BERNARD CHAUS, INC.
                                               ("Tenant")


                              By: /s/ Stuart S. Levy
                                  ---------------------------------------
                                      Stuart S. Levy